Media Contacts	Investor Contact
Anita Liskey, 312.466.4613 William Parke, 312.930.3467	John Peschier, 312.930.8491 CME-G

news@cmegroup.com
www.cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE

CME Group Announces New Capital Structure Initiatives

•	Authorizes $1.1 Billion Share Buyback Program

•	Announces Intent to Pay a Special Dividend of Approximately $350 Million

CHICAGO, June 23, 2008 — CME Group (NYSE, NASDAQ: CME) today announced that its board of directors has authorized new initiatives to return capital to shareholders while continuing to aggressively execute its global growth strategy. The initiatives include a share buyback program of up to $1.1 billion of CME Group Class A common stock, subject to market conditions. The buyback program will take place over a period of up to 18 months. The board’s authorization permits the repurchase of shares through the open market, an accelerated program, a tender offer or privately negotiated transactions.

In addition, CME Group intends to declare a special dividend of $5.00 per common share, following the resolution of the company’s pending NYMEX transaction.

“The board’s authorization to institute a share buyback program represents an efficient use of our capital and demonstrates continued confidence in CME Group’s strategy and growth potential,” said CME Group Executive Chairman Terry Duffy. “We recognize that our successful merger with the Chicago Board of Trade and our continued growth and success will result in significant free cash flow generation that will exceed what we need to have on hand in order to continue our aggressive global growth strategy. The combination of a flexible share buyback program and a special dividend addresses the different interests and preferences of our diverse shareholder base.”

“With the completion of the merger with CBOT and the pending acquisition of NYMEX, our need to significantly build cash balances has changed,” said CME Group Chief Executive Officer Craig Donohue. “Today’s initiatives positively address the interests of our shareholders, while allowing us to successfully complete our pending acquisition of NYMEX in a highly disciplined fashion. CME Group will continue to take advantage of the many growth opportunities we are pursuing globally through product innovation, increased distribution, over-the-counter initiatives, and additional strategic partnerships such as our agreement with BM&F Bovespa.”

“We believe our new capital structure initiatives reflect the high operating efficiency and relatively low capital requirements inherent in our business model,” said CME Group Chief Financial Officer Jamie Parisi. “We will incur up to $4 billion of debt initially to execute both the NYMEX transaction and this return of capital. We are balancing the shareholder benefits of incurring some debt with the critical role CME Group plays in global capital markets and we are, therefore, targeting a very strong investment grade credit rating.”

Under SEC rules, CME Group will not be able to repurchase shares during certain restricted time periods. The share repurchase plan does not obligate CME Group to repurchase any specific dollar amount or number of shares of its Class A common stock. CME Group intends to conduct any such repurchases in compliance with the applicable provisions of Rules 10b-5 and 10b-18 and Regulation M of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations.

About CME Group

CME Group (www.cmegroup.com) is the world’s largest and most diverse derivatives exchange. Formed by the 2007 merger of the Chicago Mercantile Exchange (CME) and the Chicago Board of Trade (CBOT), CME Group serves the risk management needs of customers around the globe. As an international marketplace, CME Group brings buyers and sellers together on the CME Globex electronic trading platform and on its trading floors. CME Group offers the widest range of benchmark products available across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, agricultural commodities, and alternative investment products such as weather and real estate. CME Group is traded on the New York Stock Exchange and NASDAQ under the symbol “CME.”

Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: our ability to obtain the required approvals and to satisfy the closing conditions for our proposed merger with NYMEX Holdings, Inc. and our ability to realize the benefits and control the costs of the proposed transaction; our ability to successfully integrate the businesses of CME Group and NYMEX Holdings, including the fact that such integration may be more difficult, time consuming or costly than expected and revenues following the merger may be lower than expected; increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to continue to generate revenues from our processing services; our ability to maintain existing customers and attract new ones; our ability to expand and offer our products in foreign jurisdictions; changes in domestic and foreign regulations; changes in government policy, including policies relating to common or directed clearing or as a result of a combination with the Securities and Exchange Commission and the Commodity Futures Trading Commission; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by decreased demand or the growth of electronic trading; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets; economic, political, geopolitical and market conditions; natural disasters and other catastrophes, our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax on futures and options on futures transactions; and the seasonality of the futures business. The share repurchase authorization does not require CME Group to purchase a specific number of shares and it may be modified, suspended or terminated at any time. The timing and number of shares repurchased, if any, pursuant to the authorization will be subject to a number of factors, including current market conditions, legal constraints and available cash or other sources of funding. CME Group is in discussion with lenders to provide financing for transactions pursuant to the authorization, but there can be no assurance that CME Group will be able to secure financing in the amount that it desires or at terms acceptable to CME Group. The availability and terms of additional financing are subject to a number of factors, some of which are beyond the control of CME Group, including general economic conditions. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, which is available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

The Globe logo, CME, Chicago Mercantile Exchange, CME Group, Globex and E-mini, are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of the Board of Trade of the City of Chicago. All other trademarks are the property of their respective owners. Further information about CME Group and its products can be found at www.cmegroup.com.

# # #

08-90